Exhibit 10.13

MEDICAL IMAGING CORP.

UNANIMOUS WRITTEN CONSENT

OF
THE BOARD OF DIRECTORS

January 27, 2015

A meeting of the Board of Medical Imaging Corp., (“Corporation”) was held on January 27, 2015 at which were present all the directors of the Corporation.

RESOLVED, in consideration for the services provided by Mitchell Geisler as the CEO of the company, the Board of Directors hereby authorizes and approves the grant, and hereby awards such grant, to Mitchell Geisler, to be effective as of January 27, 2015, of options to purchase up to 4,200,000 shares of the Common Stock, with an exercise price equal to $ 0.15 per share, on the terms and conditions set forth in the Stock Option Agreement, such options shall have a five (5) year term; and be it further

RESOLVED, in consideration for the services provided by Jabi Inc as a consultant of the company, the Board of Directors hereby authorizes and approves the grant, and hereby awards such grant, to Jabi Inc., to be effective as of January 27, 2015, of options to purchase up to 4,200,000 shares of the Common Stock, with an exercise price equal to $ 0.15 per share, on the terms and conditions set forth in the Stock Option Agreement, such options shall have a five (5) year term; and be it further

RESOLVED, in consideration for the services provided by Richard Jagodnik as the CFO of the company, the Board of Directors hereby authorizes and approves the grant, and hereby awards such grant, to Mitchell Geisler, to be effective as of January 27, 2015, of options to purchase up to 1,600,000 shares of the Common Stock, with an exercise price equal to $ 0.15 per share, on the terms and conditions set forth in the Stock Option Agreement, such options shall have a five (5) year term; and be it further

RESOLVED, that all the aforementioned Options are intended to have the benefits of Rule 16b-3(d) and that the aforementioned Options have cashless exercise provisions and in the exercise thereof the surrender of a portion of the Option is intended to have the benefits of Rule 16b-3(e), and in all respect the grant and exercise of the Options are intended to be exempt transactions under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

The above resolutions are hereby approved by the directors. There being no further business, the meeting was duly adjourned.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent to be effective as of the latest date set forth above.

Richard Jagodnik, CFO, Director

Mitchell Geisler, CEO, Chairman